UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: June 15, 2010

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for April and May and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 15, 2010

AMR EAGLE EYE
June 15, 2010

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other  oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; very weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruption or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

This Eagle Eye provides updated guidance for the second quarter and the full year 2010.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  Second quarter mainline unit revenue is expected to increase between 16.7% and 17.7% year over year while second quarter consolidated unit revenue is expected to increase between 16.5% and 17.5%.  In total, Cargo and Other Revenue is anticipated to increase between 11.8% and 12.8% relative to second quarter 2009.

Liquidity: AMR expects to end the second quarter with a cash and short-term investment balance of approximately $5.5 billion, including approximately $460 million in restricted cash and short-term investments.

Christopher Ducey
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on Jun 1, 2010 market prices)

Fuel Hedge Position:
2Q10: 39% hedged with an average cap of $2.48 ($93 crude equivalent) with 38% subject to a floor of $1.89 ($69 crude equivalent)
2010: 36% hedged with an average cap of $2.44 ($92 crude equivalent) with 34% subject to a floor of $1.83 ($67 crude equivalent)

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption

	Actual		Forecast
	Apr	May	Jun	2Q10	2010
Fuel Price (dollars/gal)	2.39	2.44	2.22	2.35	2.28
Fuel Consumption (MM gals)	222.9	237.8	236.7	697.3	2,759.5

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual		Forecast
	Apr	May	Jun	2Q10	2010
AMR Cost per ASM	13.47	13.37	12.96	13.27	13.16
AMR Cost per ASM (ex-special items) 1/ 2/	13.47	13.37	12.96	13.27	13.12
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	9.48	9.25	9.20	9.31	9.33

American Mainline Cost per ASM
	Actual		Forecast
	Apr	May	Jun	2Q10	2010
AA Cost per ASM	12.85	12.78	12.37	12.66	12.54
AA Cost per ASM (ex-special items) 1/ 2/	12.85	12.78	12.37	12.66	12.51
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.99	8.79	8.72	8.83	8.84

Notes:
Increase in forecast 2Q10 ex-fuel unit costs versus previous guidance is due to higher revenue-related expenses and lower capacity associated with the closure of European airspace due to volcanic ash during the quarter, which was not included in previous guidance.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ The Company anticipates no special items in 2Q10. It had a special item of $53 million related to the devaluation of Venezuelan currency in 1Q10 which is reflected in the full year 2010 forecast.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Apr	May	Jun	2Q10	2010
ASMs	12,383	13,064	12,970	38,417	153,098
Domestic	7,750	7,895	7,770	23,415	92,891
International	4,633	5,169	5,200	15,002	60,207

Traffic	10,156	10,812	11,227	32,195	125,065

Regional Affiliate Operations
	Actual		Forecast
	Apr	May	Jun	2Q10	2010
ASMs	998	1,013	1,009	3,019	12,309

Traffic	723	750	781	2,254	8,834

Below the Line Income/Expenses & Taxes

Total Other Income(Expense) is estimated at ($211) million in the second quarter of 2010.

AMR EAGLE EYE

Share Count (millions)

2Q10	Basic	Diluted
Earnings	Basic	Diluted
$54 million and over	333	392
$0-$53 million	333	345
Loss	333	333

FY2010
Earnings	Basic	Diluted
$213 million and over	333	392
$0-212 million	333	345
Loss	333	333

Reconciliation to GAAP

		Actual		Forecast
		Apr	May	Jun	2Q10	2010
Cents
AMR CASM		13.47	13.37	12.96	13.27	13.16
Special Items CASM		-	-	-	-	0.04
AMR CASM Excluding Special Items		13.47	13.37	12.96	13.27	13.12

Fuel CASM		3.99	4.12	3.76	3.96	3.79
AMR CASM Excluding Fuel and Special Items		9.48	9.25	9.20	9.31	9.33

		Actual		Forecast
		Apr	May	Jun	2Q10	2010
Cents
AA CASM		12.85	12.78	12.37	12.66	12.54
Special Items CASM		-	-	-	-	0.03
AA CASM Excluding Special Items		12.85	12.78	12.37	12.66	12.51

Fuel CASM		3.86	3.99	3.65	3.83	3.67
AA CASM Excluding Fuel and Special Items		8.99	8.79	8.72	8.83	8.84